EXHIBIT 10.3
EXTRACTION OIL & GAS, INC.
FORM OF RESTRICTED CASH AWARD AGREEMENT

THIS RESTRICTED CASH AWARD AGREEMENT (this “Agreement”) is made as of the 16th day of March 2020 (the “Date of Grant”), between EXTRACTION OIL & GAS, INC., a Delaware corporation (the “Company”), and [GRANTEE NAME] (“Employee”).

To carry out the purposes of the EXTRACTION OIL & GAS, INC. AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN (as amended from time to time, the “Plan”), by granting Employee an award as set forth below, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

1. Grant of Award. The Company hereby grants Employee a restricted cash award in the amount of $[###] (the “Award”) on the terms and conditions set forth herein and in the Plan. Employee acknowledges receipt of a copy of the Plan and agrees that the terms and provisions of the Plan are incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.

2. Vesting and Payment. By acceptance of the Award, Employee agrees with respect thereto as follows:

(a) Vesting. Provided that Employee remains in continuous service to the Company or a Company Affiliate as an employee or as an independent contractor in any managerial or governance capacity, or as a member of the Board or a board of a Company Affiliate (“Service”) through the vesting date set forth in the following schedule, the Award shall vest in accordance with the following schedule:

Vesting Date Percentage of Award Vesting
March 16, 2021 33.33%
March 16, 2022 33.33%
March 16, 2023 33.34%

The foregoing vesting schedule notwithstanding, subject to any contrary terms of any written employment agreement between Employee and the Company or participation by Employee in a written Company severance plan, if Employee’s Service terminates for any reason at any time before any portion of the Award has vested, the unvested portion of the Award shall be automatically forfeited upon such termination and neither the Company nor any Affiliate shall have any further obligations to Employee under this Agreement. For purposes of a written Company severance plan, the Award shall be considered and treated as an equity plan award thereunder and for purposes of any written employment agreement between Employee and the Company, the Award shall be considered an equity-related award thereunder. No portion of the Award shall be considered earned until it becomes vested under this Agreement.

(b) Payments. Subject to Section 4, as soon as reasonably practicable after a portion of the Award vests (but in no event later than March 15 following the end of the calendar year in which the portion vests), the Company shall deliver to Employee a cash payment equal to the portion of the Award vesting. Employee shall complete and sign any documents and take any additional action that the Company may request to enable it to deliver payment on Employee’s behalf.

3. Withholding of Tax. To the extent that the grant, vesting or payment of the Award results in compensation income or wages to Employee for federal, state, local or foreign tax purposes, Employee shall deliver to the Company or to any Affiliate nominated by the Company at the time of such grant, vesting or

EXHIBIT 10.3
payment such amount of money as the Company or any Affiliate nominated by the Company may require to meet its obligations under applicable tax or social security laws or regulations. No payments under this Agreement shall be made until Employee (or the person entitled to payment hereunder, as applicable) has paid or made arrangements approved by the Company to satisfy in full the applicable tax withholding requirements of the Company or, if applicable, any Affiliate of the Company.

4. Compliance with Law. The grant, vesting and payment of the Award shall be subject to compliance by the Company and Employee with all applicable requirements of federal and state laws and all applicable requirements of any stock exchange on which the Company’s shares of Stock may be listed.

5. Employment Relationship. All references to the “Company” in this Section 5 and in Section 2 shall be deemed to include any Affiliate of the Company that employs Employee. For purposes of this Agreement, Employee shall be considered to be in Service as long as Employee remains an employee of the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new award for the Award. Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated Service at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Employee. Nothing in the adoption of the Plan or the Award shall affect in any way the right of Employee or the Company to terminate such Service at any time. Unless otherwise provided in a written employment agreement or by applicable law, Employee’s Service shall be on an at-will basis, and the Service relationship may be terminated at any time by either Employee or the Company for any reason whatsoever or for no reason, with or without cause or notice. Any question as to whether and when there has been a termination of Employee’s Service, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

6. Acknowledgements Regarding Section 409A of the Code. This Agreement is intended to comply with section 409A of the Code and the guidance and regulations promulgated thereunder (“Section 409A”) or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A. Notwithstanding the foregoing, Employee acknowledges that if Employee is deemed a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when Employee becomes eligible for payment of the Award upon “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such payment shall be delayed until the earlier of: (a) the date that is six months following Employee’s separation from service and (b) Employee’s death. All installment payments under this Agreement shall be deemed separate payments for purposes of Section 409A.

7. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of Service or if sent by registered or certified mail to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

9. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations,

EXHIBIT 10.3
warranties and agreements between the parties with respect to the Award granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment agreement between the Company (or an Affiliate) and Employee in effect as of the date of Employee’s termination of Service and any Company severance plan under which Employee is covered as of the date of Employee’s termination of Service. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Employee shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company. In this Agreement, unless otherwise stated, the following uses apply: (a) “including” (and like terms) means “including, without limitation” (and like terms); and (b) references to sections and exhibits are to sections and exhibits in and to this Agreement.

10. Clawback. Notwithstanding anything in this Agreement to the contrary, any compensation, payments, or benefits provided hereunder, whether in the form of cash or otherwise, shall be subject to a clawback to the extent necessary to comply with the requirements of any applicable law.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature page follows.]

EXHIBIT 10.3
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the Grant Date.

EXTRACTION OIL & GAS, INC.

By: ____________________________________

Name: _________________________________

Title:

[GRANTEE NAME]